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                                                                     EXHIBIT 4.4

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 31, 2000, among PACER INTERNATIONAL, INC., a Tennessee corporation (the "Company"), GTS TRANSPORTATION SERVICES, INC., a California corporation ("GTS"), and Wilmington Trust Company, as trustee (the "Trustee"), under the Indenture (referred to hereinafter) pursuant to which the Company issued its 11 3/4% Senior Subordinated Notes due 2007 (the "Securities").

                                  WITNESSETH:

     WHEREAS, the Company, the Guarantors named therein, and the Trustee executed and delivered a certain Indenture dated as of May 28, 1999 (the "Indenture"), providing for the issuance of up to an aggregate principal amount of $150,000,000 of the Securities;

     WHEREAS, the Company by appropriate action has determined that it is desirable to amend certain provisions of the Indenture; and

     WHEREAS, pursuant to a Stock Purchase Agreement dated August 31, 2000, the Company is acquiring all of the issued and outstanding capital stock of GTS; and

     WHEREAS, Section 4.18 of the indenture provides that under certain circumstances the Company is required to cause Domestic Restricted Subsidiaries which are not Guarantors to execute and deliver to the Trustee a supplemental indenture and Guarantee (as defined in the Indenture) pursuant to which such Domestic Restricted Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in the Indenture; and

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, GTS, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as set forth below.

                                   Article I

                                   Amendment

     1.1 GTS hereby, jointly and severally with all other Guarantors, unconditionally and irrevocably guarantees, on a senior subordinated basis, the Company's obligations under the indenture and the Securities on the terms and subject to the conditions set forth in Article Eleven of the Indenture.

     1.2 Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all Purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
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                                  Article II

                           Miscellaneous Provisions

     2.1 For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture.

     2.2 THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     2.3 All provisions in this Second Supplemental Indenture respecting the Company shall bind or inure to the benefit of (as the case may be) the Company, its successors or assigns.

     2.4 The recitals contained herein shall be taken as the statements of the Company and GTS and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Second Supplemental Indenture.

     2.5 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the of parties hereto have caused this Second
Supplemental Indenture to be duly executed as the date first above written.

                                           PACER INTERNATIONAL, INC.


                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________


                                           GTS TRANSPORTATION SERVICES, INC.,as
                                           Guarantor


                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________


                                           WILMINGTON TRUST COMPANY, as Trustee


                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________

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